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                                  EXHIBIT 99.2

                                 PRESS RELEASE
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                      [JEFFERSON BANCORP, INC. LETTERHEAD]

                                 PRESS RELEASE

Contact:      Wayne G. Hymel, Sr.
              Jefferson Bancorp, Inc.

Telephone:    (504) 368-1011    FOR IMMEDIATE RELEASE 07/15/96


                  JEFFERSON BANCORP, INC. ANNOUNCES DIVIDEND

Gretna, Louisiana -- July 15, 1996. Karen L. Knight, Chairman of the Board of Directors of Jefferson Bancorp, Inc. (the "Company"), the parent of Jefferson Federal Savings Bank ("Jefferson FSB"), announced that the Company's Board of Directors at its meeting July 10, 1996 declared a $0.0750 (7 1/2 cents) cash dividend on the common stock of the Company based on earnings during the second quarter of 1996. (Earnings also released July 15, 1996.) The dividend is payable on August 15, 1996 to stockholders of record at the close of business on July 30, 1996.

Jefferson Bancorp, Inc. is the parent company of Jefferson FSB, a federally chartered savings bank with seven branch locations and ten Jeff-24 automatic teller machines located in East and West Jefferson Parish and in West Orleans Parish. Organized in 1953, as Jefferson Homestead Association, the Bank offers savings and lending products, as well as checking and other consumer-oriented banking services.

Jefferson Bancorp, Inc. common stock is traded on the Nasdaq National Market under the symbol "JEBC." The local newspaper (Times Picayune) lists Jefferson Bancorp, Inc. on the Nasdaq "How Stocks of Local Interest Fared."